As  filed  with the Securities and Exchange Commission on November 20, 1995
 Registration No. 33-62299

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                 POST-EFFECTIVE AMENDMENT NO. 1 to
                             FORM S-3

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                       _____________________

                    LOGIC DEVICES INCORPORATED
     (Exact name of Registrant as specified in its charter)

         CALIFORNIA                                  94-2893789
 (State or other jurisdiction of          (I.R.S. Employer Identification
 incorporation or organization)                        Number)

                       628 East Evelyn Avenue
                    Sunnyvale, California  94086
                            (408) 737-3300
      (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                      ______________________

                          William J. Volz
                             President
                    Logic Devices Incorporated
                       628 East Evelyn Avenue
                   Sunnyvale, California  94086
                          (408) 737-3300
      (Name and address, including zip code, and telephone number, including area code, of agent for service)
                      _______________________

                              COPIES TO:

                         David R. Selmer, Esq.
               Barack, Ferrazzano, Kirschbaum & Perlman
                         333 West Wacker Drive
                              Suite 2700
                       Chicago, Illinois  60606

      Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  <square>

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>

                        CALCULATION OF REGISTRATION FEE

 Title of Each                    Proposed           Proposed
 Class                            Maximum            Maximum
 of Securities                    Offering           Aggregate     Amount of
 to be            Amount to be    Price              Offering      Registration
 Registered       Registered(1)   Per Share(2)(3)    Price(2)(3)   Fee(2)(3)

 Common Stock,
 no par value     106,850        $12.50/$9.0625     $1,226,141    $424.00

 (1) Consisting of (i) 75,000 shares of Common Stock and (ii) 31,850 additional shares of Common Stock issuable upon exercise of a warrant to purchase Common Stock being registered on this form and an indeterminate number of additional shares of Common Stock issuable pursuant to the antidilution provisions of the warrant.

 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and, with respect to 75,000 shares, based on $12.50, the average of the high and low sales prices as reported on the National Association of Securities Dealers Automated Quotation National Market System for August 29, 1995. The filing fee in the amount of $324.00 for these 75,000 shares was submitted with the original filing of this Registration Statement.

 (3) The filing fee with respect to the 31,850 shares added by this Amendment No. 2 is based on $9.0625, the average of the high and low sales prices as reported on the National Association of Securities Dealers Automated Quotation National Market System for October 5, 1995. The filing fee in the amount of $100.00 for these 31,850 shares is submitted with this Amendment No. 2. The aggregate filing fee is $424.00.

 ITEM 16.  EXHIBITS

      Exhibit
        NO.       DESCRIPTION

         3.1*     Articles  of  Incorporation of Logic Devices Incorporated, as
                  amended.   Incorporated  by  reference  to  Ex.  3.1  of  the
                  Registrant's  Form  S-18 Registration Statement (File No. 33-
                  23763-LA)
         3.2*     Bylaws  of  Logic  Devices   Incorporated.   Incorporated  by
                  reference   to  Ex.  3.2  of  the  Registrant's   Form   S-18
                  Registration Statement (File No. 33-23763-LA)
         4.1*     Form of certificate for shares of the Company's Common Stock.
                  Incorporated by reference to Exhibit 1.1 of the Amendment No.
                  1  on Form 8 to  Application  or  Report  Filed  Pursuant  to
                  Section  12,  13  or  15(d) of the Securities Exchange Act of
                  1934, dated October 4, 1988 (File No. 0-17187)
         5.1**    Opinion Letter of Barack,  Ferrazzano,  Kirschbaum  & Perlman
                  regarding  the  validity  of  certain of the securities being registered
         5.2****  Opinion Letter of Barack, Ferrazzano,  Kirschbaum  &  Perlman
                  regarding  the  validity  of  certain of the securities being registered
        10.1**    Registration Rights Agreement by  and  between  Logic Devices
                  Incorporated,  Star  Semiconductor  Corporation  and   Credit
                  Managers Association of California, dated April 14, 1995
        10.2**    Form of Warrant to purchase an aggregate of 31,850 shares  of
                  Common Stock
        23.1**    Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in Exhibit 5)
        23.2**    Consent of Meredith Cardozo
        24.1***   Powers of Attorney


 *    Previously filed
 ** Included as an exhibit to the original filing of this Registration Statement on August 30, 1995.
 ***  Included  on  the  signature  page  to  the  original   filing   of  this
      Registration Statement on August 30, 1995.
 **** Filed herewith

                              SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Post-
  effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 20, 1995.

                                      LOGIC DEVICES INCORPORATED


                                      By:/S/ WILLIAM J. VOLZ

                                             William J. Volz
                                             President and Director

                                      By:/S/ TODD J. ASHFORD

                                             Todd J. Ashford
                                             Chief Financial Officer


      In accordance with the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities indicated on November 20, 1995.

 SIGNATURE                 TITLE

      *                    Chairman of the Board
 Howard L. Farkas


      *                    Director
 Burton W. Kanter


      *                    Director
 Albert Morrison, Jr.


 /S/ WILLIAM J. VOLZ       President and Director
 William J. Volz           (Principal Executive Officer)


 /S/ TODD J. ASHFORD       Chief Financial Officer (Principal
 Todd J. Ashford           Financial and Accounting Officer)


 * Todd J. Ashford, by signing his name hereto, does hereby sign this document on behalf of himself and on behalf of each of the other persons named above pursuant to powers of attorney duly executed by such other persons and included on the signature page of the original filing of this Registration Statement.

                                      /S/ TODD J. ASHFORD
                                          Todd  J. Ashford, Attorney-in-Fact

                           LOGIC DEVICES INCORPORATED

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
                                                                    NUMBERED
   EXHIBIT                                                          PAGE OF
   NUMBER          DESCRIPTION OF EXHIBITS                          EXHIBIT
    3.1*    Articles of Incorporation of Logic Devices
            Incorporated, as amended.  Incorporated by
            reference to Ex. 3.1 of the Registrant's Form S-18
            Registration Statement (File No. 33-23763-LA)
    3.2*    Bylaws of Logic Devices Incorporated.
            Incorporated by reference to Ex. 3.2 of the
            Registrant's Form S-18 Registration Statement
            (File No. 33-23763-LA)
    4.1*    Form of certificate for shares of the Company's
            Common Stock.  Incorporated by reference to
            Exhibit 1.1 of the Amendment No. 1 on Form 8 to
            Application or Report Filed Pursuant to Section
            12, 13 or 15(d) of the Securities Exchange Act of
            1934, dated October 4, 1988 (File No. 0-17187)
    5.1**   Opinion Letter of Barack, Ferrazzano, Kirschbaum &
            Perlman regarding the validity of certain of the
            securities being registered
   5.2****  Opinion Letter of Barack, Ferrazzano, Kirschbaum &           5
            Perlman regarding the validity of certain of the
            securities being registered
   10.1**   Registration Rights Agreement by and between Logic
            Devices Incorporation, Star Semiconductor
            Corporation and Credit Managers Association of
            California, dated April 14, 1995
   10.2**   Form of Warrant to purchase an aggregate of 31,850
            shares of Common Stock
  23.1****  Consent of Barack, Ferrazzano, Kirschbaum &
            Perlman (included as part of Exhibit 5.2)
   23.2**   Consent of Meredith Cardozo
   24.1***  Powers of Attorney (included on signature page)

 *    Previously filed
 ** Included as an exhibit to the original filing of this Registration Statement on July 7, 1995.
 ***  Included  on  the  signature  page  to  the   original   filing  of  this
      Registration Statement on July 7, 1995.
 **** Filed herewith

             BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
                 333 WEST WACKER DRIVE, SUITE 2700
                     CHICAGO, ILLINOIS  60606
                    TELEPHONE:  (312) 984-3100
                       FAX:  (312) 984-3150


                         October 25, 1995


 Logic Devices Incorporated
 628 East Evelyn Avenue
 Sunnyvale, California  94086

 Ladies and Gentlemen:

     We have acted as counsel to Logic Devices Incorporated (the "Corporation") in connection with the preparation of a Registration
  Statement on Form S-3 (the "Registration Statement") filed on or about August 30, 1995, with the Securities and Exchange Commission under the
  Securities Act of 1933, as amended (the "Securities Act"), and various amendments thereto. Amendment Number 2 includes 31,850 shares (the "Securities") of common stock, no par value, of the Corporation which may be issued in connection with the exercise of certain warrants (the "Warrants"), which are in addition to the 75,000 shares of common stock initially covered by the Registration Statement.

     We have examined original or photostatic or certified copies of such records of the Corporation, including its Restated Articles of
 Incorporation and bylaws, certificates of officers of the Corporation and of public officials and the Warrants and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. We have also made inquiries of officers and employees of the Corporation and of such others as deemed necessary for purposes of this opinion.

     While we have reviewed the California General Corporation Law, we call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the following opinions, we assume such statute will be construed and interpreted in a fashion comparable to that of the Illinois Business Corporation Act.

     Based  upon  such  examination  and  inquiries  and  subject   to  the
  assumptions stated, we are of the opinion that when the Warrants are properly exercised, and when the Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Warrants, then, subject to the final terms of the Securities being in compliance with then applicable law, the Registration Statement being currently effective and compliance with the blue sky laws of various jurisdictions, the Securities will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement.

                         Very truly yours,



                         BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN